IDS HIGH YIELD TAX-EXEMPT FUND, INC.
FILE NO. 2-63552/811-2901

                              EXHIBIT INDEX

EXHIBIT 9(b):       Transfer Agency Agreement, dated Jan. 1, 1998.

EXHIBIT 10:         Opinion and consent of counsel.

EXHIBIT 11:         Independent Auditors' Consent.

EXHIBIT 17:         Financial Data Schedules.

EXHIBIT 19(a):      Directors' Power of of Attorney, dated Jan. 7, 1998.

EXHIBIT 19(c):      Trustees Power of Attorney, dated Jan. 7, 1998.